O'CONNOR, BROUDE & ARONSON
                                ATTORNEYS AT LAW
                        THE BAY COLONY CORPORATE CENTER
                          ROUTE 128 AND WINTER STREET
                         950 WINTER STREET, SUITE 2300
                          WALTHAM, MASSACHUSETTS 02154

                                 --------------

                                  617-890-6600



                                                 August 9, 1996

Board of Directors of
  Centennial Technologies, Inc.

                    Re: Centennial Technologies
                    ---------------------------

Gentlemen:

     This firm has represented Centennial Technologies, Inc., a Delaware corporation (hereinafter called the "Corporation"), as special counsel in connection with the registration of 100,000 shares (hereinafter called the "Shares") of the Corporation's Common Stock described below.

     In our capacity as special counsel to the Corporation, we are familiar with the Certificate of Incorporation, as amended, and the Bylaws of the Corporation. We are also familiar with the corporate proceedings taken by the Corporation in connection with the issuance of Shares and the preparation and filing of a Registration Statement on Form S-3 (hereinafter called the "Registration Statement") covering the offering of the Shares held by certain individuals hereinafter referred to as the "Selling Securityholders."

     Based upon the foregoing, we are of the opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

     2. The 100,000 Shares which may be sold by the Selling Securityholders have been duly authorized and are legally issued.


O'CONNOR, BROUDE & ARONSON
  Board of Directors of
     Centennial Technologies, Inc.
Re: Centennial Technologies, Inc.
    -----------------------------
August 9, 1996
Page 2


     This opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon by any other person or party. Nevertheless, we hereby consent to the use of this opinion and to all references to our firm in or made part of the Registration Statement and any amendments thereto.


                                   Very truly yours,

                                   O'CONNOR, BROUDE & ARONSON


                                   By: /s/ Lawrence H. Gennari
                                      ------------------------
                                      Lawrence H. Gennari
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